Exhibit 99.1

Vontier Reports Fourth Quarter 2024 Results and Initiates Full Year 2025 Guidance

Fourth Quarter 2024 Highlights:
•Sales of $777 million, down 1.5% vs. prior year; Core sales increased 3.5%
•GAAP diluted net EPS of $0.82; Adjusted diluted net EPS of $0.80
•Operating cash flow was $168 million; Adjusted free cash flow was $155 million, representing 128% Adjusted free cash flow conversion
Full Year 2024 Highlights:
•Sales of $2,979 million, down 3.8% vs. prior year; Core sales increased 1.8%
•GAAP diluted net EPS of $2.75; Adjusted diluted net EPS of $2.89
•Completed $225M in share repurchases and $150M in debt paydown
Outlook for 2025:
•Initiates Q1 2025 adjusted diluted net EPS guidance in the range of $0.71 to $0.74
•Initiates full year 2025 adjusted diluted net EPS guidance in the range of $3.00 to $3.15

RALEIGH, North Carolina, February 13, 2025 -- Vontier Corporation (NYSE: VNT), a leading global provider of critical technologies and solutions to connect, manage and scale the mobility ecosystem, today announced results for the fourth quarter ended December 31, 2024.

Reported sales in the fourth quarter declined 1.5% year-over-year to $776.8 million, reflecting the absence of sales from divested businesses. Core sales increased 3.5% reflecting continued demand for retail fueling equipment and convenience retail payment and enterprise productivity solutions, partially offset by ongoing macroeconomic pressures on the car wash and auto repair markets. Operating profit of $149.3 million increased 2.0% from the prior year, and operating profit margin increased approximately 60 basis points, to 19.2%. Adjusted operating profit of $170.8 million declined 1.8% from the prior year and adjusted operating profit margin maintained at 22.0%. Net earnings were $123.5 million, and adjusted net earnings were $120.8 million, resulting in GAAP diluted net earnings per share of $0.82 and adjusted diluted net earnings per share of $0.80.

“Vontier delivered a solid finish to the year, reflecting disciplined operational execution and continued momentum within our Convenience Retail and Fueling end markets,” said Mark Morelli, President and Chief Executive Officer. “We made significant progress on our strategic initiatives throughout 2024 as evidenced by the traction we are seeing on recent innovations that deliver revenue growth and productivity for our customers. The investments we have made to accelerate growth in our own business are now delivering tangible results.”

“As we look ahead to 2025, I am confident in our ability to deliver on our commitments. Although the macroeconomic environment remains uncertain, we remain focused on capitalizing on end market demand and delivering innovative solutions our customers need. We have a significant opportunity to continue simplifying our business and transforming our portfolio to deliver on our margin expansion targets in the near and medium term. We remain committed to achieving top-tier financial performance and creating value for our customers, our shareholders and our employees.”

Segment Results

Environmental & Fueling Solutions	Q4 2024	Q4 2023	Change
Sales ($M)	$367.7	$339.0	8.5%
Segment Operating Profit ($M)	$105.3	$97.9	7.6%
Segment Operating Profit Margin	28.6%	28.9%	-30bps

Environmental & Fueling Solutions reported sales increased 8.5% from the prior year. Core sales increased 10.8%, driven by strong growth in North America and International dispenser equipment, and aftermarket parts. Segment operating profit margin declined 30 basis points as productivity savings were offset by regional and product mix.

Mobility Technologies	Q4 2024	Q4 2023	Change
Sales(a) ($M)	$276.8	$271.4	2.0%
Segment Operating Profit ($M)	$57.2	$55.9	2.3%
Segment Operating Profit Margin	20.7%	20.6%	10bps
(a) Includes $15.8 million and $2.6 million of intersegment sales for Q4 2024 and Q4 2023, respectively, that are eliminated in consolidation.

Mobility Technologies reported sales increased 2.0% from the prior year. Core sales increased 2.7% year-over-year, as continued demand for convenience retail payment and enterprise productivity solutions were partially offset by lower demand for car wash technologies, as anticipated. Segment operating profit margin expanded 10 basis points year-over-year despite increased R&D investments at Invenco by GVR, and unfavorable mix from lower DRB sales.

Repair Solutions	Q4 2024	Q4 2023	Change
Sales ($M)	$148.1	$151.5	(2.2)%
Segment Operating Profit ($M)	$31.3	$37.8	(17.2)%
Segment Operating Profit Margin	21.1%	25.0%	-390bps

Repair Solutions reported sales decreased 2.2% from the prior year. Core sales declined 2.2%, a sequential improvement, as macroeconomic pressures among service technicians, which impacts discretionary spending on high ticket items continues to ease. Segment operating profit margin declined 390 basis points on lower volumes, and unfavorable product mix.

Other Items
•Repurchased ~1.7 million shares for ~$60 million during the quarter; Repurchased 6.3 million shares for ~$225 million during the full year.
•Repaid $50 million in debt during the quarter; Full year 2024 debt repayment totaled $150 million. Net leverage ratio ended Q4 at 2.6X

2025 Outlook
•Total sales of $2,970 to $3,050 million; Core sales +1.0% to +3.5%
•Adjusted operating profit margin up 35 to 50bps year-over-year
•Adjusted diluted net earnings per share in the range of $3.00 to $3.15
•Adjusted free cash flow conversion of 90%+

Q1 2025 Outlook
•Total sales of $715 to $730 million; Core sales (2%) to (4%)
•Adjusted operating profit margin down (10bps) to (50bps) year-over-year
•Adjusted diluted net earnings per share in the range of $0.71 to $0.74

Conference Call Details
Vontier will discuss results and outlook during its quarterly investor conference call today starting at 8:30 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Vontier’s website, www.vontier.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.

The call can be accessed via webcast or by dialing +1 800-549-8228, along with the conference ID: 04911. A replay of the webcast will be available at the same location shortly after the conclusion of the presentation, or by dialing +1 888-660-6264, along with the passcode 04911 or under the “Investors” section of the Vontier website under “Events & Presentations.”

ABOUT VONTIER
Vontier (NYSE: VNT) is a global industrial technology company uniting productivity, automation and multi-energy technologies to meet the needs of a rapidly evolving, more connected mobility ecosystem. Leveraging leading market positions, decades of domain expertise and unparalleled portfolio breadth, Vontier enables the way the world moves – delivering smart, safe and sustainable solutions to our customers and the planet. Vontier has a culture of continuous improvement and innovation built upon the foundation of the Vontier Business System and embraced by colleagues worldwide. Additional information about Vontier is available on the Company’s website at www.vontier.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “core sales growth,” “adjusted operating profit,” “adjusted operating profit margin,” “adjusted net earnings,” “adjusted diluted net earnings per share,” “free cash flow,” “adjusted free cash flow”, “adjusted free cash flow conversion”, “EBITDA”, “adjusted EBITDA” and “net leverage ratio” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Vontier in this release may be different from similarly-titled non-GAAP measures used by other companies.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities and anticipated earnings, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, deterioration of or instability in the economy, the markets we serve, U.S. and international trade policies and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to global economic, political, war or hostility, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Form 10-K for the year ended December 31, 2023. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACTS

INVESTOR RELATIONS:
Ryan Edelman
Vice President, Investor Relations
+1 (984) 238-1929
ryan.edelman@vontier.com

MEDIA:
Nicole Beck
Vontier Corporation
nicole.beck@vontier.com

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$356.4	$340.9
Accounts receivable, net	526.1	497.5
Inventories	337.8	296.6
Prepaid expenses and other current assets	149.7	141.4
Current assets held for sale	—	56.1
Total current assets	1,370.0	1,332.5
Property, plant and equipment, net	120.2	102.3
Operating lease right-of-use assets	46.8	47.0
Long-term financing receivables, net	291.7	276.2
Other intangible assets, net	486.5	568.3
Goodwill	1,726.0	1,742.4
Other assets	269.3	225.3
Total assets	$4,310.5	$4,294.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$52.3	$106.6
Trade accounts payable	378.1	366.8
Current operating lease liabilities	16.3	14.0
Accrued expenses and other current liabilities	462.5	435.8
Current liabilities held for sale	—	32.1
Total current liabilities	909.2	955.3
Long-term operating lease liabilities	36.6	37.1
Long-term debt	2,092.0	2,189.0
Other long-term liabilities	212.8	217.0
Total liabilities	3,250.6	3,398.4
Commitments and Contingencies
Equity:
Preferred stock	—	—
Common stock	—	—
Treasury stock	(627.0)	(403.4)
Additional paid-in capital	83.0	56.8
Retained earnings	1,539.1	1,132.1
Accumulated other comprehensive income	56.0	104.9
Total Vontier stockholders’ equity	1,051.1	890.4
Noncontrolling interests	8.8	5.2
Total equity	1,059.9	895.6
Total liabilities and equity	$4,310.5	$4,294.0

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Sales	$776.8	$789.0	$2,979.0	$3,095.2
Operating costs and expenses:
Cost of sales, excluding amortization of acquisition-related intangible assets	(414.4)	(417.9)	(1,554.9)	(1,664.0)
Selling, general and administrative expenses	(151.0)	(161.5)	(629.7)	(643.1)
Research and development expenses	(42.4)	(43.1)	(177.7)	(163.5)
Amortization of acquisition-related intangible assets	(19.7)	(20.1)	(79.7)	(81.2)
Operating profit	149.3	146.4	537.0	543.4
Non-operating income (expense), net:
Interest expense, net	(18.5)	(23.0)	(74.7)	(93.7)
Gain on sale of business	—	—	37.2	34.4
Other non-operating (expense) income, net	(0.3)	1.0	(1.9)	(0.6)
Earnings before income taxes	130.5	124.4	497.6	483.5
Provision for income taxes	(7.0)	(18.2)	(75.4)	(106.6)
Net earnings	$123.5	$106.2	$422.2	$376.9

Net earnings per share:
Basic	$0.82	$0.69	$2.76	$2.43
Diluted	$0.82	$0.68	$2.75	$2.42
Weighted average shares outstanding:
Basic	150.1	154.6	152.8	155.1
Diluted	151.1	155.9	153.8	156.0

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net earnings	$422.2	$376.9
Non-cash items:
Depreciation expense	47.4	43.8
Amortization of acquisition-related intangible assets	79.7	81.2
Stock-based compensation expense	31.6	31.5
Gain on sale of business	(37.2)	(34.4)
Change in deferred income taxes	(32.8)	(47.3)
Other non-cash items	3.3	3.4
Change in accounts receivable, net	(203.9)	(148.1)
Change in inventories	(48.5)	48.9
Change in long-term financing receivables, net	147.9	141.2
Change in trade accounts payable	14.9	(66.8)
Change in other operating assets and liabilities	2.9	24.7
Net cash provided by operating activities	427.5	455.0
Cash flows from investing activities:
Proceeds from sale of business, net of cash provided	68.4	107.5
Payments for additions to property, plant and equipment	(82.7)	(60.1)
Proceeds from sale of property, plant and equipment	5.6	4.5
Cash paid for equity investments	(2.9)	(3.0)
Proceeds from sale of equity securities	0.2	20.4
Net cash (used in) provided by investing activities	(11.4)	69.3
Cash flows from financing activities:
Repayment of long-term debt	(150.0)	(300.0)
Net (repayments of) proceeds from short-term borrowings	(4.5)	1.9
Payments of common stock cash dividend	(15.2)	(15.5)
Purchases of treasury stock	(224.7)	(74.7)
Proceeds from stock option exercises	17.0	10.4
Other financing activities	(14.9)	(9.9)
Net cash used in financing activities	(392.3)	(387.8)
Effect of exchange rate changes on cash and cash equivalents	(8.3)	(0.1)
Net change in cash and cash equivalents	15.5	136.4
Beginning balance of cash and cash equivalents	340.9	204.5
Ending balance of cash and cash equivalents	$356.4	$340.9

VONTIER CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL SUMMARY
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Sales
Mobility Technologies	$276.8	$271.4	$1,014.5	$1,003.8
Repair Solutions	148.1	151.5	633.4	651.5
Environmental & Fueling Solutions	367.7	339.0	1,359.8	1,323.7
Other	—	29.7	1.3	118.8
Intersegment eliminations	(15.8)	(2.6)	(30.0)	(2.6)
Total Vontier Sales	$776.8	$789.0	$2,979.0	$3,095.2

Segment Operating Profit
Mobility Technologies	$57.2	$55.9	$192.6	$199.9
Repair Solutions	31.3	37.8	140.7	170.0
Environmental & Fueling Solutions	105.3	97.9	394.9	369.5
Other	—	3.1	(0.4)	11.3

Segment Operating Profit Margin
Mobility Technologies	20.7%	20.6%	19.0%	19.9%
Repair Solutions	21.1%	25.0%	22.2%	26.1%
Environmental & Fueling Solutions	28.6%	28.9%	29.0%	27.9%
Other	—%	10.4%	(30.8%)	9.5%

Operating Profit & Adjusted Operating Profit
Operating Profit (GAAP)	$149.3	$146.4	$537.0	$543.4
Operating Profit Margin (GAAP)	19.2%	18.6%	18.0%	17.6%

Adjusted Operating Profit (Non-GAAP)	$170.8	$173.9	$638.7	$664.3
Adjusted Operating Profit Margin (Non-GAAP)	22.0%	22.0%	21.4%	21.5%

VONTIER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Core Sales Growth

We define core sales growth as the change in total sales calculated according to GAAP but excluding (i) sales from acquired and certain divested businesses; (ii) the impact of currency translation; and (iii) certain other items.
•References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested or exited businesses or product lines not considered discontinued operations.
•The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales from acquired businesses) and (b) the period-to-period change in sales, including foreign operations, (excluding sales from acquired businesses) after applying the current period foreign exchange rates to the prior year period.
•The portion of sales attributable to other items is calculated as the impact of those items which are not directly correlated to core sales which do not have an impact on the current or comparable period.
Core sales growth should be considered in addition to, and not as a replacement for or superior to, total sales, and may not be comparable to similarly titled measures reported by other companies.
Management believes that reporting the non-GAAP financial measure of core sales growth provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our sales performance with our performance in prior and future periods and to our peers. We exclude the effect of acquisitions and certain divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation and certain other items from core sales because these items are either not under management’s control or relate to items not directly correlated to core sales growth. Management believes the exclusion of these items from core sales growth may facilitate assessment of underlying business trends and may assist in comparisons of long-term performance.
Adjusted Operating Profit and Adjusted Operating Profit Margin
Adjusted operating profit refers to operating profit calculated in accordance with GAAP, but excluding amortization of acquisition-related intangible assets, costs associated with restructurings including one-time termination benefits and related charges and impairment and other charges associated with facility closure, contract termination and other related activities, and the related impact of certain divested or exited businesses or product lines not considered discontinued operations ("Restructuring- and divestiture-related adjustments"), transaction- and deal-related costs, asbestos-related adjustments associated with certain divested businesses, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, and other charges which represent charges incurred that are not part of our core operating results (“Other charges”). Adjusted operating profit margin refers to adjusted operating profit divided by GAAP sales.

Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
Adjusted net earnings refers to net earnings calculated in accordance with GAAP, but excluding on a pretax basis amortization of acquisition-related intangible assets, Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, asbestos-related adjustments associated with certain divested businesses, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, Other charges, non-cash write-offs of deferred financing costs, gains and losses on sale of businesses and gains and losses on investments, including the tax effect of these adjustments and other tax adjustments. The tax effect of such adjustments was calculated by applying our estimated adjusted effective tax rate to the pretax amount of each adjustment. Adjusted diluted net earnings per share refers to adjusted net earnings divided by the weighted average diluted shares outstanding.
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion
Free cash flow refers to cash flow from operations calculated according to GAAP but excluding capital expenditures. Adjusted free cash flow refers to free cash flow adjusted for cash received from the sale of property, plant and equipment and cash paid for Restructuring- and divestiture-related adjustments, transaction- and deal-related costs and Other charges. Adjusted free cash flow conversion refers to adjusted free cash flow divided by adjusted net earnings.

Net Leverage Ratio, EBITDA and Adjusted EBITDA
EBITDA refers to net earnings calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization of acquisition-related intangible assets. Adjusted EBITDA refers to EBITDA adjusted for Restructuring- and divestiture-related adjustments, transaction- and deal-related costs, asbestos-related adjustments associated with certain divested businesses, one-time costs related to the separation, amortization of acquisition-related inventory fair value step-up, gains and losses on sale of property, Other charges, non-cash write-offs of deferred financing costs, gains and losses on sale of businesses and gains and losses on investments. Net leverage ratio refers to net debt divided by Adjusted EBITDA.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
A reconciliation of each of the projected Core Sales Growth, Adjusted Operating Profit Margin, Adjusted Diluted Net Earnings Per Share and Adjusted Free Cash Flow Conversion, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Components of Sales Growth

	% Change Three Months Ended December 31, 2024 vs. Comparable 2023 Period
	Mobility Technologies	Repair Solutions	Environmental & Fueling Solutions	Total
Total Sales Growth (GAAP)	2.0%	(2.2)%	8.5%	(1.5)%
Core sales growth (Non-GAAP)	2.7%	(2.2)%	10.8%	3.5%
Acquisitions and divestitures (Non-GAAP)	—%	—%	(1.2)%	(4.3)%
Currency exchange rates (Non-GAAP)	(0.7)%	—%	(1.1)%	(0.7)%

	% Change Year Ended December 31, 2024 vs. Comparable 2023 Period
	Mobility Technologies	Repair Solutions	Environmental & Fueling Solutions	Other Segment	Total
Total Sales Growth (GAAP)	1.1%	(2.8)%	2.7%	(98.9)%	(3.8)%
Core sales growth (Non-GAAP)	2.1%	(2.8)%	5.9%	—%	1.8%
Acquisitions and divestitures (Non-GAAP)	—%	—%	(2.3)%	(98.9)%	(4.8)%
Currency exchange rates (Non-GAAP)	(1.0)%	—%	(0.9)%	—%	(0.8)%

Reconciliation of Operating Profit to Adjusted Operating Profit

	Three Months Ended		Year Ended
$ in millions	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating Profit (GAAP)	$149.3	$146.4	$537.0	$543.4
Amortization of acquisition-related intangible assets	19.7	20.1	79.7	81.2
Restructuring- and divestiture-related adjustments	2.8	3.7	15.6	26.0
Transaction- and deal-related costs	(1.3)	3.2	(1.3)	12.0
Asbestos-related adjustments	1.6	—	8.2	—
One-time costs related to separation	0.2	0.5	1.5	3.2
Amortization of acquisition-related inventory fair value step-up	—	—	—	1.3
Gain on sale of property	(4.0)	—	(4.5)	(2.8)
Other charges	2.5	—	2.5	—
Adjusted Operating Profit (Non-GAAP)	$170.8	$173.9	$638.7	$664.3

Operating Profit Margin (GAAP)	19.2%	18.6%	18.0%	17.6%
Adjusted Operating Profit Margin (Non-GAAP)	22.0%	22.0%	21.4%	21.5%

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three Months Ended		Year Ended
($ in millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Earnings (GAAP)	$123.5	$106.2	$422.2	$376.9
Amortization of acquisition-related intangible assets	19.7	20.1	79.7	81.2
Restructuring- and divestiture-related adjustments	2.8	3.7	15.6	26.0
Transaction- and deal-related costs	(1.3)	3.2	(1.3)	12.0
Asbestos-related adjustments	1.6	—	8.2	—
One-time costs related to separation	0.2	0.5	1.5	3.2
Amortization of acquisition-related inventory fair value step-up	—	—	—	1.3
Gain on sale of property	(4.0)	—	(4.5)	(2.8)
Other charges	2.5	—	2.5	—
Non-cash write-off of deferred financing costs	—	—	—	0.2
Gain on sale of business	—	—	(37.2)	(34.4)
Loss on equity investments	0.2	0.1	0.6	1.1
Tax effect of the Non-GAAP adjustments and other tax adjustments	(24.4)	(8.4)	(42.1)	(14.4)
Adjusted Net Earnings (Non-GAAP)	$120.8	$125.4	$445.2	$450.3

Diluted weighted average shares outstanding	151.1	155.9	153.8	156.0

Diluted Net Earnings Per Share (GAAP)	$0.82	$0.68	$2.75	$2.42
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.80	$0.80	$2.89	$2.89

Reconciliation of Operating Cash Flow to Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Conversion

	Three Months Ended		Year Ended
($ in millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating Cash Flow (GAAP)	$168.1	$164.9	$427.5	$455.0
Less: Purchases of property, plant & equipment (capital expenditures)	(20.1)	(16.6)	(82.7)	(60.1)
Free Cash Flow (Non-GAAP)	$148.0	$148.3	$344.8	$394.9
Restructuring- and divestiture-related adjustments	1.9	2.9	10.2	19.0
Transaction- and deal-related costs	0.6	1.6	6.8	17.7
Proceeds from sale of property, plant and equipment	4.3	0.2	5.6	4.5
Adjusted Free Cash Flow (Non-GAAP)	$154.8	$153.0	$367.4	$436.1
Adjusted Net Earnings (Non-GAAP)	$120.8	$125.4	$445.2	$450.3
Adjusted Free Cash Flow Conversion (Non-GAAP)	128.1%	122.0%	82.5%	96.8%

Net Leverage Ratio and Reconciliation from Net Earnings to EBITDA to Adjusted EBITDA

Total Debt	$2,152.3
Less: Cash	(356.4)
Net Debt	$1,795.9
Adjusted EBITDA (Non-GAAP)	$684.8
Net Leverage Ratio	2.6

	Three Months Ended	Year Ended
($ in millions)	December 31, 2024	December 31, 2024
Net Earnings (GAAP)	$123.5	$422.2
Interest expense, net	18.5	74.7
Income tax expense	7.0	75.4
Depreciation and amortization expense	32.6	127.1
EBITDA (Non-GAAP)	$181.6	$699.4
Restructuring- and divestiture-related adjustments	2.8	15.6
Transaction- and deal-related costs	(1.3)	(1.3)
Asbestos-related adjustments	1.6	8.2
One-time costs related to separation	0.2	1.5
Gain on sale of property	(4.0)	(4.5)
Other charges	2.5	2.5
Gain on sale of business	—	(37.2)
Loss on equity investments	0.2	0.6
Adjusted EBITDA (Non-GAAP)	$183.6	$684.8